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Two Days Left to Vote: Nikola CEO Mark Russell Delivers Message Urging Stockholders to VOTE for Proposal 2

•Vote by phone at (855) 935-2562, if in North America, or 1-(207) 607-7123, if international
•Vote online at www.proxyvote.com
•Deadline to VOTE: 11:59 p.m., Eastern Time on June 29, 2022
•Proposal 2 will help ensure that Nikola continues moving forward toward its vision

PHOENIX – June 28, 2022 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy infrastructure solutions, today released a video message from CEO Mark Russell urging all Nikola stockholders to vote now FOR Proposal 2 before the Annual Meeting on June 30. The video can be accessed here [link to video] and is available on all Nikola social media channels.

There are two days left to vote and every vote matters. Stockholders must actively vote before the deadline at 11:59 p.m. Eastern Time on June 29, 2022 so their vote counts.

Approving Proposal 2 is critical. Nikola has 600 million common shares authorized. As of June 8, 2022, the combination of fully diluted shares, including shares outstanding and options, restricted stock units and warrants, and reserved/unissued shares from Nikola’s equity line of credit and convertible notes equates to 567 million shares. Therefore, Nikola has approximately 33 million shares available for other purposes. That is why it is so important for stockholders to vote NOW FOR Proposal 2, which would allow Nikola to increase the authorized number of shares of the Company’s common stock to 800 million, providing more flexibility to support the growth of the business.

Voting is Quick and Simple:

•By Phone: Please call Alliance Advisors, Nikola's proxy solicitor, toll-free, at (855) 935-2562. International voters can call 1-(207) 607-7123. You can also contact Alliance Advisors if you have any questions about voting.
◦Retail investors, including individual stockholders who purchased shares through app-based brokers, should call the relevant number above.

•By Internet: Vote at www.proxyvote.com using your control number by following the instructions shared by your broker, bank or other nominee.
◦If you are a Robinhood holder, you can vote your shares at www.proxypush.com and follow the instructions you have received.

Stockholders as of the close of business on April 4, 2022, should vote their shares even if they no longer own them. The shareholder meeting will be held virtually on June 30, 2022, at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/NKLA2022 via live audio webcast.

About Nikola Corporation
Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

INVESTOR INQUIRIES:
investors@nikolamotor.com

MEDIA INQUIRIES

Nicole Rose
nicole.rose@nikolamotor.com
480-660-6893

Colleen Robar
crobar@robarpr.com
313-207-5960

[Transcript of video message from Mark Russell, President and Chief Executive, Nikola Corporation first used June 28, 2022]

Speaker 1:
Hey Nikola stockholders, it's great to talk to you again. It's been an exciting start to the summer. I just returned from Europe where I spoke about the importance of perseverance in driving mobility forward at the MOVE conference. I met with some of our international customers, and we have been hard at work here at Nikola. Production continues on our initial serial battery electric vehicles, which are currently being shipped to dealers for customer delivery. Pilot testing of our fuel cell electric vehicles is underway with select customers and we continue to expand our strategic partner network. Phase 1 of the Coolidge, Arizona manufacturing facility has been finished and production capacity is at 2,500 trucks. And construction of Phase 2 of the assembly building in Coolidge is in process.

Today, I'm here to share an important message because time is running out to vote. The annual meeting is on June 30th and there's not much time left for you to vote for Proposal number 2. In order for your vote to be counted, it has to be lodged before the deadline, 11:59 P.M. Eastern time on Wednesday, June 29th. So please vote your shares as soon as possible. You got to vote by 11:59 P.M. and you can do it by going online or calling. North America, you can call the number on the screen for North America, international, call the international number. You can vote online at proxyvote.com or to get more information you can visit nikolamotor.com.

As a Nikola shareholder, your vote for Proposal 2 is very important, let me explain why. Your vote for Proposal 2 will allow us to increase the authorized number of shares of our company's common stock. Approval of this proposal will help ensure that Nikola can continue moving forward toward its vision of a zero-emission future and toward achieving our new milestones.

Why is it so critical that you vote? Two reasons. Proposal 2 requires a for vote from a majority of all outstanding shares for approval. That means you have to actively vote your shares so that they're counted for the proposal. If you don't vote, that's effectively a vote against Proposal 2. So every vote counts no matter how many shares you own. As of June 8th, Nikola has 600 million common shares authorized with a combination of all fully-diluted shares. That includes the shares outstanding and options, restricted stock units and warrants and reserved unissued shares from the equity line of credit and our convertible note issue. The company has approximately 560 million fully-diluted and reserved and unissued shares, therefore with all that, we're only left with 33 million shares for other purposes.

So voting for Proposal 2 will allow us to increase the authorized number of the shares up to 800 million. And without that increase, we will be constrained in our growth a little bit. We need to raise more money to keep the growth going, to hit our business objectives and to avoid losing important business opportunities, including some that might go to our competitors. And of course, that will adversely affect our performance and our growth.

While we believe we have sufficient liquidity for the next 12 months as we previously communicated, we'd like to keep that at 12 months at any given point. So increasing the number of authorized shares will give us the flexibility that we need to support among other things, the continued growth of the business. So to vote online, again, follow the instructions you got from your broker, your bank or your other nominee. The website to vote is proxyvote.com on the screen. If you're a Robinhood holder, you can vote at theproxypush.com address.

As I mentioned, time is running out for you to vote, so please don't wait. If you're a shareholder as of the close of business on April 4th, 2022, you can vote the shares. Even if you no longer own the shares, if you own them on April 4th, you're entitled to vote, no matter how many shares you own. Thank you so much for making your vote count and for your continued support of Nikola.